Tauriga Sciences, Inc. Appoints Mr. Seth M. Shaw to Positions of Chairman and Chief Executive Officer and Ms. Ghalia Lahlou as Interim Chief Financial Officer Effective Immediately

NEW YORK, July 13, 2015 /PRNewswire/ — New York, NY — PRNewswire/ — Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or “the Company”), a diversified life sciences company, today announced that the appointments of Mr. Seth M. Shaw as Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”) and Ms. Ghalia Lahlou as Interim Chief Financial Officer (“Interim CFO”). Ms. Lahlou will maintain her current position as Corporate Secretary (“Secretary”) as well. The outgoing CEO, Dr. Stella M. Sung will continue to support the Company in the important role of Chairman of the Medical Advisory Board.

After the above-mentioned appointments, Tauriga’s Board of Directors will consist of three Board Members in total: Mr. Seth M. Shaw (Chairman), Dr. David L. Wolitzky (Independent), and Hingge Hsu, M.D., M.B.A. (Independent). However the Company the expects to appoint a fourth Board Member in the very near term.

Mr. Shaw had previously served as the CEO of the Company from August 22, 2012 through February 26, 2014 and has been working with the management team in numerous capacities ever since. As its Vice President Strategic Planning since February 2014, Mr. Shaw focused his efforts on financing operations and managing relationships with the Company’s institutional investors. Ms. Lahlou had previously served as the Company’s Secretary and focused her efforts on completing the Company’s PCAOB audits and filings.

This morning the Company has announced its intention to fully divest its natural wellness business within the next two months. In addition, the Company is actively evaluating several potentially lucrative acquisition opportunities. The Company will be working tirelessly to both restore and create shareholder value and looks forward to updating shareholders with respect to progress as soon as practicable.

At this time the Company is exploring potential joint venture partnerships and other types of strategic alternatives to unlock value from its Pilus Energy LLC (“Pilus Energy”) subsidiary. The Company believes that Pilus’ main patent, United States Patent No. 8,354,267 for WasteWater-to-Value Technology, is potentially valuable in the marketplace. There will be a strong effort made, on behalf of this management team, to successfully monetize this patent.

The Company also wishes to express to shareholders that it currently does not have any plans to reverse split the stock. However it must also be disclosed that the Company faces the prospect of being delisted from the transparent OTCQB exchange should shares of Tauriga not close above $0.01 per share for a period of at least 10 consecutive trading days on or before the close of business October 12, 2015. There are two ways to remedy this share price deficiency, each of which would enable the Company to regain compliance with the OTCQB listing requirements. The first of these two remedies is simply better performance in Tauriga’s share price which would be driven by fundamentals and execution of business initiatives. The second of these two available remedies would be a reverse split, which could result in the Company regaining compliance with listing requirements. Management is focused on building the fundamental value of the Company and is hopeful that any type of reverse split will not be necessary. However it is impossible to predict future share price, so management would consider a reverse split purely as a last resort, if it meant avoiding being delisted from the OTCQB. The Company views its continued listing on the OTCQB as extremely important, because a delisting would preclude institutional investors from continuing to support the Company.

Commenting on his appointment as Tauriga’s CEO, Mr. Shaw stated, “The future success of Tauriga Sciences, Inc. is something that is enormously important to me both personally and professionally. I strongly believe that the Company has the potential to improve its fundamentals through hard work and execution. It is my hope that shareholder value can be both restored and created moving forward. There will be a herculean effort set forth to rebuild with a true team effort. The Company would also like to express its genuine appreciation to Dr. Stella M. Sung who worked through a number of difficult situations and made many important contributions. Lastly the Company is fortunate to have such a talented and dedicated individual as Ms. Ghalia Lahlou as its Interim CFO.”

Tauriga’s outgoing CEO and newly appointed Chairman of Medical Advisory Board, Dr. Stella M. Sung commented, “I fully support the transition of the management team and look forward to continuing to work closely with the new management to create shareholder value. It has been a pleasure working with Mr. Shaw and Ms. Lahlou and I expect nothing but great accomplishments from them as well as the Board of Directors.”

Interim CFO Ms. Ghalia Lahlou expressed, “I have a deep affection for this Company and I am pleased to expand my role with the Company moving forward. I will work closely with the Company’s PCAOB auditors and to ensure accurate public filings. It also a great pleasure for me to work closely with Mr. Shaw, an individual who I deeply respect and enjoy an excellent professional relationship.”

Personal Bio for Mr. Seth M. Shaw, Age 36

Seth M. Shaw, VP Strategic Planning

Mr. Shaw has extensive experience building companies and securing financing from a broad range of both domestic and international institutional investors. Over the past decade, he has been instrumental in securing more than $80 million in capital, in aggregate, for a number of small-cap and micro-cap companies.

Mr. Shaw started his career at American International Group (AIG) Global Investment Group, and furthered his growth capital experience working at a prestigious Manhattan based hedge fund (Harvest Capital Management). In 2005, he founded Novastar Resources Ltd, a natural resources exploration company focused on the exploration and acquisition of mineral properties containing the element thorium. During this period, Mr. Shaw secured more than $17 million in financing from top tier institutional investors and was an integral stakeholder in the completion of the merger between Novastar Resources and Thorium Power. During this period, he held the position of Director of Strategic Planning until mid-2007. Subsequently, the company changed its name to Lightbridge Inc. and currently trades on the NASDAQ (NASDAQ: LTBR).

Following the merger, Mr. Shaw has assisted several other companies in securing value added capital from institutional investors as well as providing management consulting. Among those, Mr. Shaw was instrumental in securing $12,000,000 from Tudor Investment Corp. for NASDAQ listed flat panel display developer Uni-Pixel Inc. (NASDAQ: UNXL). In addition, Mr. Shaw served as the founding CFO of Los Angeles based Biotech firm Physician Therapeutics LLC (“PTL”) in 2004. Subsequently PTL merged with Targeted Medical Pharma (“TMP”) (OTCQB: TRGM). Mr. Shaw had previously served as the CEO of Tauriga from August 22, 2012 through February 26, 2014. Throughout his tenure with Tauriga, Mr. Shaw has been instrumental in completing numerous private placement and most recently retired the entirety of the Company’s convertible debt in October 2014. Mr. Shaw also continues to serve as Vice President Strategic Development for Breathe eCig Corp. (OTCQB: BVAP), a revenue generating electronic cigarette industry innovator and pioneer.

Mr. Shaw graduated from Cornell University in 2001 with a bachelor’s degree in Policy Analysis Management and a concentration in Econometrics. An avid amateur astronomer and numismatist, Mr. Shaw currently serves on the Board of Directors of the Hudson Valley Community Center (“HVCC”) of Dutchess County, New York, being awarded that organization’s prestigious Young Leadership Award in October of 2014. In addition Mr. Shaw has been active in numerous charities and not for profits, including: The Robinhood Foundation (2007-2009), The Cypress Fund for World Peace and Security (2006-2010), and Save A Child’s Heart (“SACH”) (2011-Present), where he is a member of the New York City young leadership group. During 2015 Mr. Shaw has been actively supporting the charity “The 5 Under 40 Foundation” which provides multi faceted assistance and psychological support to young woman stricken by Breast Cancer.

Personal Bio for Ms. Ghalia Lahlou, Age 28

Ms. Lahlou joined Tauriga Sciences, Inc. in May 2011 as the Operations Manager based in the Montreal office. She previously worked in a number of operational roles ranging from the energy sector to healthcare. Ms. Lahlou was pivotal in interfacing and managing institutional and high net worth investors during her tenure with two early stage public companies. Prior to this, she served the role of assistant project manager at one of the largest steel manufacturing companies in North Africa. During her time there, she played a key role in the development of new product lines catering to the construction and building sector. At Tauriga Sciences, her role involves maintaining relationships with investors, managing daily operations and overseeing company communications with the investor community and the regulatory authorities in U.S and Canada. On July 9, 2015 Ms. Lahlou was appointed as Interim CFO and Director of Tauriga Sciences, Inc.

Ms. Lahlou graduated from McGill University, Montreal, Canada in [year] with a degree in Mechanical Engineering. Prior to that, she completed her studies in Health Sciences at Marianopolis College, Montreal.

About TAURIGA SCIENCES, INC.:

Tauriga Sciences, Inc. (OTCQB: TAUG) is a diversified life sciences company focused on generating profitable revenues through its present and future holdings. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Food and Drug Administration Disclaimer: None of the statements contained in this press release regarding any of the products either offered or to be offered in the future by the Company have been evaluated by the Food and Drug Administration. Additionally, none of the products is intended to diagnose, treat, cure, or prevent any disease.

CONTACT:

Mr. Seth M. Shaw,

Chairman and Chief Executive Officer

Tauriga Sciences, Inc.

New York City: + 1-917-796-9926

Montreal: +1-514-840-3697

Email: sshaw@tauriga.com

or

Ghalia Lahlou

Interim Chief Financial Officer

Tauriga Scienes, Inc.

Montreal: +1-514-840-3697

Email: glahlou@tauriga.com